UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON D.C. 20549

FORM 8-K

Current Report
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): June 22, 2023

BRINKER INTERNATIONAL, INC.
(Exact name of registrant as specified in its charter)

DE		1-10275		75-1914582
(State or Other Jurisdiction of Incorporation)		(Commission File Number)		(I.R.S. Employer Identification No.)

3000 Olympus Blvd
Dallas	TX			75019
(Address of principal executive offices)				(Zip Code)
		(972)	980-9917
(Registrant’s telephone number, including area code)

Securities registered pursuant to Section 12(b) of the Act:

Title of Each Class	Trading Symbol(s)	Name of exchange on which registered
Common Stock, $0.10 par value	EAT	NYSE
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425).

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12).

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b)).

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c)).
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

SECTION 1 - REGISTRANT’S BUSINESS AND OPERATIONS
Item 1.01. Entry Into a Material Definitive Agreement.
Purchase Agreement

On June 22, 2023, Brinker International, Inc., a Delaware corporation (the “Company”), and certain of the Company’s wholly-owned subsidiaries (the “Guarantors”) entered into a Purchase Agreement (the “Purchase Agreement”) with J.P. Morgan Securities LLC, on behalf of itself and the initial purchasers listed in Schedule 1 therein, under which the Company has agreed to sell $350 million aggregate principal amount of its 8.250% Senior Notes due 2030 (the “Notes”) which will be guaranteed by the Guarantors on a senior unsecured and joint and several basis.

The Purchase Agreement contains customary representations, warranties and agreements by the Company and the Guarantors. Under the terms of the Purchase Agreement, the Company and the Guarantors have agreed to indemnify the initial purchasers against certain liabilities.

Some of the initial purchasers and their affiliates have engaged in, and may in the future engage in, investment banking services, commercial banking services, and other commercial dealings in the ordinary course of business with the Company and its affiliates. In particular, affiliates of certain of the initial purchasers are the administrative agent and the joint lead arrangers, bookrunners and lenders under the Company’s senior secured revolving credit facility.

The summary of the Purchase Agreement set forth in this Item 1.01 does not purport to be complete and is qualified in its entirety by reference to the text of the Purchase Agreement, a copy of which is attached as Exhibit 10.1 hereto and is incorporated herein by reference.

Senior Notes
General
On June 27, 2023 (the “Closing Date”), the Company completed the issuance and sale of $350 million aggregate principal amount of the Notes in a previously announced private offering. The Notes were sold only to persons reasonably believed to be qualified institutional buyers in compliance with Rule 144A of the Securities Act of 1933, as amended (the “Securities Act”), and to non-U.S. persons outside of the United States in compliance with Regulation S of the Securities Act.
Indenture
The Notes were issued under the indenture, dated as of the Closing Date (the “Indenture”), by and among the Company, the Guarantors and U.S. Bank Trust Company, National Association, as trustee (the “Trustee”). A copy of the Indenture is filed as Exhibit 4.1 to this Current Report on Form 8-K and incorporated herein by reference.

Principal, Maturity and Interest. The Company issued $350 million aggregate principal amount of the Notes on the Closing Date. The Notes are general, unsecured, senior obligations of the Company. The Notes will mature on July 15, 2030. Interest on the Notes is payable at a rate of 8.250% per annum, payable semi-annually in arrears on each January 15 and July 15, beginning on January 15, 2024, to holders of record for such Notes on the immediately preceding January 1 and July 1, respectively.

Optional Redemption. The Notes will be redeemable at the Company’s option, in whole or in part, at any time on or after July 15, 2026, at the redemption prices set forth in the Indenture, together with accrued and unpaid interest, if any, to, but excluding, the date of redemption.

At any time prior to July 15, 2026, the Company may redeem up to 40% of the original principal amount of the Notes in an amount not greater than the proceeds of certain equity offerings at a redemption price of 108.250% of the principal amount of the Notes, together with accrued and unpaid interest, if any, to, but excluding, the date of redemption.

At any time prior to July 15, 2026, the Company may also redeem some or all of the Notes at a price equal to 100% of the principal amount of the Notes, plus a “make-whole” premium, together with accrued and unpaid interest, if any, to, but excluding, the date of redemption.

Change of Control. Upon the occurrence of a Change of Control (as defined in the Indenture), the Company will be required to offer to repurchase the Notes at a purchase price equal to 101% of the aggregate principal amount of such Notes plus accrued and unpaid interest, if any, to, but excluding, the date of such purchase.

Note Guarantees. As of the issue date, the Notes are guaranteed fully and unconditionally, jointly and severally, on a senior unsecured basis (the “Note Guarantees”), by the Guarantors. After the issue date, the Company will cause each of its Domestic Subsidiaries (as defined in the Indenture) that are guarantors or obligors under certain other debt to guarantee payment of the Notes on the same terms and conditions as those set forth in the Indenture. In the future, the Note Guarantees may be released or terminated under certain circumstances.

Covenants and Restrictions. The Indenture contains certain covenants, including, but not limited to, limitations and restrictions on the ability of the Company and its Restricted Subsidiaries (as defined in the Indenture) to incur additional indebtedness and guarantee indebtedness; pay dividends or make other distributions or repurchase or redeem our capital stock; prepay, redeem or repurchase certain debt; issue certain preferred stock or similar equity securities; make loans and investments; sell assets; incur liens; enter into transactions with affiliates; enter into agreements restricting the Company’s subsidiaries’ ability to pay dividends; and consolidate, merge or sell all or substantially all of the Company’s or Restricted Subsidiaries’ assets. These covenants are subject to a number of important conditions, qualifications, exceptions and limitations. In addition, if the notes receive an investment grade rating from two of S&P Global Ratings, Moody’s Investors Service, Inc. or Fitch, Inc., the Company will not be subject to certain of the covenants listed above.

Neither the Notes nor the Note Guarantees have been or will be registered under the Securities Act and may not be offered or sold except pursuant to an exemption from, or in a transaction not subject to, the registration requirements of the Securities Act.
The descriptions and provisions of the Indenture set forth above are summaries only, are not complete and are qualified in their entirety by reference to the full and complete terms contained in the Indenture and the form of Notes, copies of which are attached as Exhibits 4.1 and 4.2 to this Current Report on Form 8-K and are incorporated herein by reference.

SECTION 2 - FINANCIAL INFORMATION

Item 2.03	Creation of a Direct Financial Obligation or an Obligation under Off-Balance Sheet Arrangement of a Registrant.
The disclosure required by this Item 2.03 is contained in Item 1.01 above and is hereby incorporated by reference.
SECTION 8 - OTHER EVENTS

Item 8.01	Other Events.
On June 22, 2023, the Company issued a press release announcing pricing of the Notes. A copy of the press release is attached hereto as Exhibits 99.1 and is incorporated herein by reference.

SECTION 9 - FINANCIAL STATEMENTS AND EXHIBITS

Item 9.01	Financial Statements and Exhibits.
(d) Exhibits.
The following exhibits are being filed with this Current Report on Form 8-K.

Exhibit        Description

4.1    Indenture, dated as of June 27, 2023, by and among the Company, the Guarantors named therein and U.S. Bank Trust Company, National Association, as trustee.
4.2    Form of 8.250% Senior Notes due 2030 (included with Exhibit 4.1).
10.1    Purchase Agreement, dated as of June 22, 2023, by and among the Company, the Guarantors named therein and J.P. Morgan Securities LLC, as representative to the initial purchasers.
99.1    Press Release issued by the Company on June 22, 2023.
104    Cover Page Interactive Data file (embedded within the Inline XBRL document).

SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, the Company has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BRINKER INTERNATIONAL, INC., a Delaware corporation

Dated: June 20, 2023	By:	/s/ KEVIN D. HOCHMAN
Kevin D. Hochman,
Chief Executive Officer and President
and President of Chili’s Grill & Bar
(Principal Executive Officer)